Exhibit 99.1

CAI International, Inc. Reports Results for the Fourth Quarter and Full Year of 2019

SAN FRANCISCO--(BUSINESS WIRE)--March 5, 2020--CAI International, Inc. (“CAI” or “the Company”) (NYSE: CAI), one of the world’s leading transportation finance and logistics companies, today reported results for the fourth quarter and full year of 2019.

Summary

  Net income attributable to CAI common stockholders for the fourth quarter of 2019 was $10.5 million, or $0.60 per fully diluted share.
  Net income from continuing operations attributable to CAI common stockholders for the year ended December 31, 2019 was $42.2 million, or $2.34 per fully diluted share.
  Average utilization for CAI’s owned container fleet during the fourth quarter of 2019 was 98.5% compared to 98.6% for the third quarter of 2019.
  During the fourth quarter of 2019, CAI incurred a $5.2 million pre-tax charge related to a reserve against a customer receivable.
  Container lease revenue for the year ended December 31, 2019 was $298.9 million, an increase of 5% compared to 2018.
  Logistics revenue for the year ended December 31, 2019 was $117.7 million, an increase of 6% compared to 2018.
  As previously announced on December 16, 2019, CAI has been working with Centerview Partners as its strategic financial advisor to explore and evaluate strategic alternatives for CAI to maximize stockholder value. That review is ongoing. There can be no assurance that a transaction or other action will result, or if a transaction is undertaken, its terms or timing.

Additional information on CAI's results, as well as comments on market trends, is available in a presentation posted today on the "Investors" section of CAI's website, www.capps.com.

Victor Garcia, President and Chief Executive Officer of CAI, commented, “During the fourth quarter, we continued to take strategic steps to strengthen our business in light of today’s challenged market conditions and other headwinds. We are focused on improving our performance by increasing utilization, disposing of low-yielding assets and reducing operating costs. As we work urgently to enhance near-term financial results, we are also evaluating the best path to maximize long-term shareholder value.”

CAI’s operating performance in the fourth quarter was supported by the strong utilization of its container fleet, with 98.5% average utilization of the Company’s owned fleet, compared to 98.6% in the third quarter and current utilization of 98.3%. This minimal decrease in utilization reflects the Company’s commitment to long-dated operating and finance leases, and compares favorably to the typical increased turn-in of containers in the fourth quarter.

Container lease revenue in the fourth quarter was impacted by the extension of two large customer operating lease contracts that converted into finance leases. While the lease extensions had no impact on cash flow, the GAAP accounting treatment resulted in a reduction in lease revenue.

During the fourth quarter, CAI reserved $5.2 million against receivables from one of its shipping line customers. The customer has fallen behind on its regular payment schedule, but continues to operate and has made intermittent payments. CAI is proactively working with this customer to implement a schedule to bring payments back in line with existing agreements.

The developing coronavirus epidemic has resulted in the extended closure of Chinese manufacturing operations, including container manufacturing, and reduced cargo exports out of Chinese ports. While manufacturing in China is slowly resuming and exports from the region are increasing, CAI expects container shipping activity overall to be down during the first half of 2020. While the Company expects a rebound in production and increased cargo demand, the economic impact remains uncertain at this time. CAI is engaging in ongoing discussions with its customers regarding potential impacts to their operations and outlook for the remainder of the year.

While the overall market for railcar leasing has experienced modest customer demand during the past three months, CAI has made substantial progress in reducing the level of its idle railcars. During the fourth quarter, the Company entered into lease commitments representing nearly 30% of its off-hire fleet, and expects that most of these railcars will be placed on lease during the first quarter of 2020. For the three months ended December 31, 2019, rail segment net income from discontinued operations was $1.0 million, or $0.06 per fully diluted share.

The performance of the logistics segment improved in the fourth quarter, despite a challenging freight market. The segment benefited from reduced overhead costs and a focused development of those customer relationships with the highest potential for improved margins. In the first quarter of 2020, CAI reduced the personnel in its international logistics operation to drive progress towards ongoing profitability.

CAI International, Inc.
Consolidated Balance Sheets
(In thousands, except share information)
(UNAUDITED)

	December 31,	December 31,
	2019	2018
Assets
Current assets
Cash	$19,870	$20,104
Cash held by variable interest entities	26,594	25,211
Accounts receivable, net of allowance for doubtful accounts of $8,171 and $2,042 at December 31, 2019 and 2018, respectively	88,452	95,942
Current portion of net investment in sales-type and direct finance leases	71,228	75,975
Assets held for sale	284,513	449,730
Prepaid expenses and other current assets	8,471	1,525
Total current assets	499,128	668,487
Restricted cash	26,775	30,668
Rental equipment, net of accumulated depreciation of $588,815 and $557,559 at December 31, 2019 and 2018, respectively	1,820,735	1,816,794
Net investment in sales-type and direct finance leases	495,488	473,792
Financing receivable	30,693	-
Goodwill	15,794	15,794
Intangible assets, net of accumulated amortization of $5,221 and $3,611 at December 31, 2019 and 2018, respectively	4,123	5,733
Other non-current assets	9,029	1,349
Total assets	$2,901,765	$3,012,617

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,291	$7,371
Accrued expenses and other current liabilities	30,479	25,069
Unearned revenue	6,405	7,573
Current portion of debt	218,094	311,381
Rental equipment payable	25,137	74,139
Total current liabilities	287,406	425,533
Debt	1,880,122	1,847,633
Deferred income tax liability	35,376	38,319
Other non-current liabilities	5,621	-
Total liabilities	2,208,525	2,311,485

Stockholders' equity
Preferred stock, par value $.0001 per share; authorized 10,000,000
8.50% Series A fixed-to-floating rate cumulative redeemable perpetual preferred stock, issued and outstanding 2,199,610 shares, at liquidation preference	54,990	54,990
8.50% Series B fixed-to-floating rate cumulative redeemable perpetual preferred stock, issued and outstanding 1,955,000 shares, at liquidation preference	48,875	48,875
Common stock: par value $.0001 per share; authorized 84,000,000 shares; issued and outstanding 17,479,127 and 18,764,459 shares at December 31, 2019 and 2018, respectively	2	2
Additional paid-in capital	102,709	132,666
Accumulated other comprehensive loss	(6,630)	(6,513)
Retained earnings	493,294	471,112
Total stockholders' equity	693,240	701,132
Total liabilities and stockholders' equity	$2,901,765	$3,012,617

CAI International, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019 (1)	2018
Revenue
Container lease revenue	$73,521	$76,626	$298,853	$284,924
Logistics revenue	29,899	30,220	117,687	111,471
Total revenue	103,420	106,846	416,540	396,395

Operating expenses
Depreciation of rental equipment	27,536	28,093	111,917	107,109
Storage, handling and other expenses	4,902	3,050	17,533	8,853
Logistics transportation costs	26,462	26,634	104,109	97,170
Gain on sale of rental equipment	(1,555)	(2,356)	(4,402)	(9,886)
Administrative expenses	14,589	12,795	52,699	46,240
Total operating expenses	71,934	68,216	281,856	249,486

Operating income	31,486	38,630	134,684	146,909

Other expenses
Net interest expense	19,109	18,815	79,158	62,573
Other (income) expense	(224)	167	313	677
Total other expenses	18,885	18,982	79,471	63,250

Income before income taxes	12,601	19,648	55,213	83,659
Income tax expense	852	1,357	4,192	4,554

Income from continuing operations	11,749	18,291	51,021	79,105
Income (loss) from discontinued operations, net of income taxes	973	1,116	(20,010)	(509)
Net income	12,722	19,407	31,011	78,596
Preferred stock dividends	2,208	2,207	8,829	5,124
Net income attributable to CAI common stockholders	$10,514	$17,200	$22,182	$73,472

Amounts attributable to CAI common stockholders
Net income from continuing operations	$9,541	$16,084	$42,192	$73,981
Net income (loss) from discontinued operations	973	1,116	(20,010)	(509)
Net income attributable to CAI common stockholders	$10,514	$17,200	$22,182	$73,472

Net income (loss) per share attributable to CAI common stockholders
Basic
Continuing operations	$0.54	$0.84	$2.38	$3.78
Discontinued operations	0.06	0.06	(1.13)	(0.02)
Total basic	$0.60	$0.90	$1.25	$3.76
Diluted
Continuing operations	$0.54	$0.83	$2.34	$3.73
Discontinued operations	0.06	0.06	(1.11)	(0.02)
Total diluted	$0.60	$0.89	$1.23	$3.71

Weighted average common shares outstanding
Basic	17,379	19,034	17,731	19,562
Diluted	17,667	19,296	18,011	19,822

(1) The results for the year ended December 31, 2019 include immaterial corrections made to the previously reported results for the periods ended June 30 and September 30, 2019.

CAI International, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$31,011	$78,596
Loss from discontinued operations, net of income taxes	(20,010)	(509)
Income from continuing operations	51,021	79,105
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	112,317	107,304
Amortization of debt issuance costs	3,921	3,650
Amortization of intangible assets	1,610	1,989
Stock-based compensation expense	2,758	2,583
Unrealized loss on foreign exchange	16	436
Gain on sale of rental equipment	(4,402)	(9,886)
Deferred income taxes	3,734	4,172
Bad debt expense	5,885	388
Changes in other operating assets and liabilities:
Accounts receivable	3,864	(18,365)
Prepaid expenses and other assets	(2,245)	(1,131)
Net investment in sales-type and direct finance leases	65,688	-
Accounts payable, accrued expenses and other current liabilities	6,518	(834)
Unearned revenue	5	(174)
Net cash provided by operating activities of continuing operations	250,690	169,237
Net cash provided by operating activities of discontinued operations	3,307	10,533
Net cash provided by operating activities	253,997	179,770
Cash flows from investing activities
Purchase of rental equipment	(316,857)	(739,944)
Purchase of financing receivable	(37,139)	-
Proceeds from sale of rental equipment	81,692	65,602
Purchase of furniture, fixtures and equipment	(2,285)	(823)
Receipt of principal payments from financing receivable	2,720	-
Receipt of principal payments from sales-type and direct finance leases	-	43,352
Net cash used in investing activities of continuing operations	(271,869)	(631,813)
Net cash provided by (used in) investing activities of discontinued operations	123,424	(31,530)
Net cash used in investing activities	(148,445)	(663,343)
Cash flows from financing activities
Proceeds from debt	705,045	1,605,564
Principal payments on debt	(631,875)	(1,143,908)
Debt issuance costs	(839)	(3,861)
Proceeds from issuance of common and preferred stock	-	103,433
Repurchase of common stock	(34,118)	(40,869)
Dividends paid to preferred stockholders	(8,828)	(3,260)
Exercise of stock options	1,285	24
Net cash provided by financing activities of continuing operations	30,670	517,123
Net cash used in financing activities of discontinued operations	(139,149)	(4,773)
Net cash (used in) provided by financing activities	(108,479)	512,350
Effect on cash of foreign currency translation	183	(3)
Net (decrease) increase in cash and restricted cash	(2,744)	28,774
Cash and restricted cash at beginning of the period	75,983	47,209
Cash and restricted cash at end of the period	$73,239	$75,983

CAI International, Inc.
Fleet Data
(UNAUDITED)

			As of December 31,
			2019	2018

Owned container fleet in TEUs			1,611,527	1,465,799
Managed container fleet in TEUs			69,650	74,246
Total container fleet in TEUs			1,681,177	1,540,045

Owned container fleet in CEUs			1,642,118	1,501,060
Managed container fleet in CEUs			85,698	67,647
Total container fleet in CEUs			1,727,816	1,568,707

Owned railcar fleet in units			5,498	7,279

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Average Utilization
Container fleet utilization in CEUs	98.4%	99.2%	98.6%	99.2%
Owned container fleet utilization in CEUs	98.5%	99.2%	98.7%	99.2%
Railcar fleet utilization in units - excluding new units not yet leased	84.3%	90.0%	87.2%	88.6%
Railcar fleet utilization in units - including new units not yet leased	81.1%	86.7%	83.8%	81.0%

			As of December 31,
			2019	2018
Period Ending Utilization
Container fleet utilization in CEUs			98.3%	99.0%
Owned container fleet utilization in CEUs			98.4%	99.1%
Railcar fleet utilization in units - excluding new units not yet leased			84.0%	90.3%
Railcar fleet utilization in units - including new units not yet leased			80.9%	86.8%

Utilization of containers is computed by dividing the total units on lease in CEUs (cost equivalent units), by the total units in our fleet in CEUs.
The total container fleet excludes new units not yet leased and off-hire units designated for sale.
Utilization of railcars is computed by dividing the total number of railcars on lease by the total number of railcars in our fleet.
The impact on utilization of including new units not yet leased in the total railcar fleet has been included in the table above.

CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a standard 20 foot dry van container. For example, the CEU ratio for a standard 40 foot dry van container is 1.6, and a 40 foot high cube container is 1.7.

Conference Call

A conference call to discuss the financial results for the fourth quarter and full year of 2019 will be held on Thursday, March 5, 2020 at 5:00 p.m. ET. The dial-in number for the teleconference is 1-888-398-8098; outside of the U.S., call 1-707-287-9363. The call may be accessed live over the internet (listen only) under the “Investors” section of CAI’s website, www.capps.com, by selecting “Q4 2019 Earnings Conference Call.” A webcast replay will be available for 30 days on the “Investors” section of our website.

Earnings Presentation

A presentation summarizing our fourth quarter 2019 results is available on the “Investors” section of our website, www.capps.com.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance and logistics companies. As of December 31, 2019, CAI operated a worldwide fleet of approximately 1.7 million CEUs of containers, and owned a fleet of 5,498 railcars that it leases within North America. CAI operates through 22 offices located in 12 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI, including but not limited to: the statements regarding CAI’s intention to sell its remaining railcar fleet, management’s business outlook on the container leasing business, management's outlook for growth of CAI’s leasing investments and CAI’s ongoing exploration of its strategic alternatives. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to: utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, the ability of CAI to convert letters of intent with its customers to binding contracts, potential to sell CAI’s securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

Contacts

Tim Page, Chief Financial Officer
(415) 788-0100
tpage@capps.com